                                                                    EXHIBIT 21.1

                                  SUBSIDIARIES

 . American Software, Inc.
 . American Software Research and Development Corporation
 . American Software Foreign Sales Corporation
 . ASI Properties, Inc.
 . American Software USA, Inc.
 . American Software UK., Ltd.
 . American Software Thailand
 . American Software Australia PTY
 . American Software Japan
 . American Software France
 . American Software Asia Pacific
 . AMEDIA, Inc.
 . The Proven Method, Inc.
 . Intellimedia Commerce, Inc.
 . AMQUEST, Inc.
 . Logility, Inc.
 . New Generation Computing, Inc.